ADVENTRX ANNOUNCES FURTHER COST-CUTTING MEASURES

•	55% Reduction in Staff Since Start of Q4 2008

•	Evaluation of strategic alternatives on-going

•	Executive VP Steps Down and Resumes Board Role

SAN DIEGO – January 5, 2009 – ADVENTRX Pharmaceuticals, Inc. (NYSE Alternext US: ANX) announced today that it has implemented a further reduction-in-force in an effort to extend its remaining cash and to prepare itself for a strategic transaction. This follows a reduction implemented in October 2008. In all, the Company’s workforce has declined by approximately 55% since the beginning of the fourth quarter of 2008. Following the current reduction and other planned departures, the Company will have fourteen employees. In addition, the Company has substantially reduced or delayed spending on third-party consulting and vendor services, including contract manufacturing.

ADVENTRX’s remaining employees will focus their efforts on continuing to evaluate strategic options, as well as continuing the Company’s on-going bioequivalence study of ANX-514 (docetaxel emulsion) and activities related to submitting a New Drug Application for ANX-530 (vinorelbine emulsion). The cost-cutting measures announced today should not have a direct and immediate effect on the Company’s previously announced timelines. However, any further cost-reductions or expense reductions/delays likely will have a negative impact the Company’s development and commercialization plans.

As part of its overall cost-cutting measures, Mark N. K. Bagnall, who in April 2008 joined the Company as Executive Vice President and Chief Financial Officer, agreed to return to his prior role as solely a member of the Company’s Board of Directors, and has agreed to provide consulting services on an as-needed basis.

“It’s never easy to let go employees, particularly those who have been with the Company for many years and who have made contributions to the Company. Though difficult, the changes we announce today are the right moves for the Company’s stockholders and provide the best opportunity to find the right strategic partner or partners,” stated Jack Lief, Chair of the ADVENTRX Board of Directors. “Mark’s willingness to join the Company as an executive and now to transition back to his prior Board role has been tremendously valuable, both to the Board and to management, and we thank him for his dedication to ADVENTRX,” added Mr. Lief.

“At this time, when conserving cash is vital, I believe I can best help the Company achieve its goals by transitioning back to my prior role as a Board member,” stated Mark Bagnall. “I plan to stay involved with the Company and will remain engaged in the Company’s on-going strategic partnering discussions.”

Strategic Opportunities
ADVENTRX is seeking partners for one or both of its two late-stage oncology programs, both of which are novel reformulations of currently approved products and are designed to improve the safety profiles of the approved products without affecting efficacy. ANX-514 (docetaxel emulsion for injection) is a reformulation of the blockbuster chemotherapeutic agent, Taxotere®. In 2007, the aggregate worldwide market for Taxotere was in excess of $3 billion. ANX-530 (vinorelbine injectable emulsion) is a reformulation of Navelbine® which, despite being a generic product for a number of years, still sells in excess of $200 million a year world-wide. Both of the Company’s product candidates have the potential to be on the market in 2010.

About ANX-530 (vinorelbine emulsion)
ANX-530 is a novel emulsion formulation of the chemotherapy drug vinorelbine. ANX-530 emulsifies vinorelbine into a homogeneous suspension of nanoparticles that is designed to protect the venous endothelium during administration into a peripheral vein. Navelbine®, a branded formulation of vinorelbine, is approved in the U.S. to treat advanced non-small cell lung cancer as a single agent or in combination with cisplatin, and approved in the European Union to treat non-small cell lung cancer and advanced or metastatic breast cancer.

About ANX-514 (docetaxel emulsion)
ANX-514 is a novel nano-emulsion formulation of the chemotherapy drug docetaxel, which is marketed under the brand name Taxotere. ANX-514 is formulated without polysorbate 80 or other detergents and is intended to reduce the severity and/or incidence of hypersensitivity reactions. Docetaxel is an anti-cancer agent that acts by disrupting the cellular microtubular network that is essential for cell division. Immunosuppressant premedication is recommended for docetaxel therapy to reduce the incidence and severity of hypersensitivity reactions. Docetaxel is approved to treat breast, non-small cell lung, prostate, gastric and head and neck cancers.

About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a biopharmaceutical company focused on in-licensing, developing and commercializing proprietary product candidates primarily for the treatment of cancer and infectious disease. The Company seeks to improve the performance and commercial potential of existing treatments by addressing problems associated with these treatment regimens. In December 2008, the Company announced that it is exploring a range of strategic options, including the sale or disposition of one or more of its product candidate programs, a strategic business merger and other transactions that maximize the value of the Company’s assets. More information can be found on ADVENTRX’s web site at www.adventrx.com.

Forward Looking Statements
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks and assumptions that, if they materialize or do not prove to be accurate, could cause ADVENTRX’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that ADVENTRX will be unable to consummate a strategic or partnering transaction or raise sufficient capital to fund the projects necessary to meet its goals, including funding the continued development and commercialization of ANX-530 or ANX-514; the risk that the Company’s recent cost-cutting measures, including those announced today, as well as any future workforce reductions and/or reductions/delays in spending, will negatively impact the Company’s development and commercialization plans, including its ability to achieve on time its previously stated goals; the risk that the departure of the Company’s former Chief Executive Officer and President and Executive Vice President and Chief Financial Officer and/or ADVENTRX’s leadership by a committee of executive officers will negatively impact ADVENTRX’s ability to execute its business plan or to maintain effective disclosure controls and procedures or internal control over financial reporting; the risk the FDA will determine that ANX-530 and Navelbine are not bioequivalent, including as a result of performing pharmacokinetic equivalence analysis based a patient population other than the population on which ADVENTRX based its analysis; the risk that the on-going clinical study of ANX-514 does not demonstrate pharmacokinetic equivalence or bioequivalence; the risk of investigator bias in reporting adverse events as a result of the open-label nature of the ANX-530 bioequivalence clinical study, including bias that increased the reporting of adverse events associated with Navelbine and/or that decreased the reporting of adverse events associated with ANX-530; difficulties or delays in manufacturing, obtaining regulatory approval for and marketing ANX-530 and ANX-514, including validating commercial manufacturers and suppliers and the potential for automatic injunctions regarding FDA approval of ANX-514; the potential for regulatory authorities to require additional preclinical work or other clinical requirements to support regulatory filings, including prior to the submission or the approval of an NDA for ANX-530 and ANX-514; the risk that the performance of third parties on whom ADVENTRX relies to conduct its studies or evaluate the data, including clinical investigators, expert data monitoring committees, contract laboratories and contract research organizations, may be substandard, or they may fail to perform as expected; the risk that ADVENTRX’s stockholders will not approve a strategic or capital-raising transaction recommended by ADVENTRX’s Board of Directors; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at http://www.sec.gov.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to revise or update any forward-looking statement set forth in this press release to reflect events or circumstances arising after the date on which it was made.

Investor Contact:
ADVENTRX Pharmaceuticals
Ioana C. Hone
858-552-0866

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